UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2013

SNAP ONLINE MARKETING INC.
(Exact name of registrant as specified in its charter)

Nevada	333-186415	45-5523835
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 Cedar Hill St., Suite 200, Marlborough MA 01752
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code 508-630-2152

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01 Changes in Control of Registrant.

On December 20, 2013, Consumer Electronics Ventures Corp, a BVI IBC corporation (the “Purchaser”) acquired an aggregate of 5,000,000 shares of Snap Online Marketing Inc.’s (the “Company”) common stock, $0.001 par value per share (the “Shares”) for an aggregate purchase price of $50,000 (the “Purchase Price”) from Irina Zagvazdina and Elena Kryukova. The Shares represented 61.7% of the issued and outstanding shares of common stock of the Company. The Purchaser used its working capital as the source for the Purchase Price.

The Company and its new control shareholder, will continue to pursue the Company’s current business operations.

Except as described herein, there were no arrangements or understandings among members of both the former and new control groups and their associates with respect to the election of directors or other matters.

As required to be disclosed by Regulation S-K Item 403(c), there are no arrangements, known to the Company, including any pledge by any person of securities of the Company or any of its parents, the operation of which may at a subsequent date result in a change in control of the Company.

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Concurrently with the closing of the purchase of the Shares on December 20, 2013: (a) Stewart Garner was appointed as a member of the Company’s Board of Directors to hold office until the next annual meeting of shareholders and until his successor is duly elected and qualified or until his resignation or removal, (b) Elena Kryukova resigned as the Company’s Chief Executive Officer, President and Director, (c) Irina Zagvazdina resigned as the Company’s Chief Financial Officer, Treasurer, Secretary, and Director, and (d) Stewart Garner was appointed as the Chief Executive Officer and Chief Financial Officer of the Company.

These resignations are not the result of any disagreement with the Company on any matter relating to its operation, policies (including accounting or financial policies) or practices.

There is no arrangement or understanding among any of the new directors, on the one hand or any other person, on the other hand, pursuant to which a new director was appointed as a director. No new director has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. The newly appointed director did not receive any compensation in connection with their appointment as a director and no new director will serve on a committee of the board of directors, at this time.

At this time, we do not have any written employment agreement or other formal compensation agreements with our new officer and director. Compensation arrangements are the subject of ongoing development and we will make appropriate additional disclosures as they are further developed and formalized.

Mr. Garner has over 20 years in finance and business development in both the private and public sectors. From January 2007 through the present, Mr. Garner was the founder and sole officer and director of 2128112 Ontario, Inc., an entity which invests in and develops real estate projects and invests in and consults with public and private entities. Recently, Mr. Garner, has been focused on real estate with the acquisition and development of properties on a consulting basis.

The board of directors appointed Mr. Garner in recognition of the importance of his abilities to assist the Company in expanding its business and the contributions he can make to its strategic direction.

The Company has not entered into any compensation arrangements with Mr. Garner.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SNAP ONLINE MARKETING INC.

Date: December 27, 2013	By:	/s/ Stewart Garner
Stewart Garner, Chief Executive Officer